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                                                                   EXHIBIT 10.17


                            DISTRIBUTION AGREEMENT

                                BY AND BETWEEN

                              DEPUY ACROMED, INC.

                                      AND

                          ORATEC INTERVENTIONS, INC.
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                             DISTRIBUTION AGREEMENT

THIS AGREEMENT is between Oratec Interventions, Inc., a California corporation, with its principal place of business at 3700 Haven Court, Menlo Park, California 94025, hereinafter referred to a "Oratec" and DePuy AcroMed, Inc., an Ohio corporation with offices at 3303 Carnegie Ave., Cleveland, Ohio 44115 hereinafter referred to as "DePuy," effective as of the 30 day of March, 1999 (the "Effective Date").

WHEREAS, Oratec has developed, prototyped, and/or manufactured and verified clinically products used to apply heat to the spine to denervate and shrink spinal disc tissue, as further described herein; and

WHEREAS, DePuy has developed an extensive worldwide distribution capability and desires to distribute the Products to surgeons worldwide, with the exception of the United States; and

WHEREAS, Oratec desires to contract with DePuy to assist Oratec in conducting selected clinical evaluations with surgeons outside the United States and in obtaining regulatory approval for the Products outside the United States, and to exclusively market, distribute and sell the Products, as further described herein; and

WHEREAS, DePuy is willing to contract with Oratec to assist Oratec in conducting such selected clinical evaluations, obtaining regulatory approval outside the United States and to exclusively market, distribute and sell the Products;

NOW, THEREFORE, in consideration of the mutual covenants set forth below, the parties agree as follows:

1.  DEFINITIONS

    1.1 "Products" shall mean all Oratec products developed, designed, intended or sold for the spine or neurosurgery markets for use by any medical practitioner, including any improvements or variations thereto. The SpineCATH Intradiscal Catheter Product including any modification thereto, may not be sold into any other medical or surgical specialty without the prior written consent of DePuy. All such Products currently in existence are listed on Appendix A. Appendix A shall be modified in writing as additional Products, including improvements and variations thereto, become available.

    1.2 "New Products" means those Oratec products developed, designed, intended or sold for the spine or neurosurgery markets for use by any medical practitioner which perform a significantly different function or perform in a significantly different manner from Products.
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    1.3  "Specifications" shall mean the detailed written specifications for a
         Product in such form as Oratec shall provide and DePuy shall accept.

    1.4  "Territory" shall mean the entire world, excluding the United States.

2.  APPOINTMENT OF DEPUY AS EXCLUSIVE DISTRIBUTOR

    2.1 Oratec hereby grants DePuy the exclusive right to market, sell and distribute the Products in the Territory.

    2.2 Provided Oratec has first offered the New Products to DePuy and DePuy has declined the opportunity to market the New Products, Oratec may freely negotiate with other parties to market the New Products. DePuy shall have ninety (90) days within which to accept or reject any such opportunity to market New Products. In the case in which Oratec had first offered the New Products to DePuy and the parties were unable to negotiate mutually acceptable terms, Oratec is free to contact with other parties provided Oratec does not accept terms inferior to DePuy's last offer. In the case in which the third party's offered terms are equal to or inferior to DePuy's last offer, Oratec will contract with DePuy under the terms of DePuy's last offer.

    2.3 If a third party appointed by Oratec to sell Oratec products for non-spine applications sells such products for spine applications within the Territory, Oratec shall take all reasonable steps to prevent such occurrences by said third party. Sales by third parties resulting form such occurrences shall be applied toward DePuy's minimum purchase requirements. DePuy shall not sell the Products for non-spine applications. If a Distributor appointed by DePuy to sell the Products sells such Products for non-spine applications within the Territory, DePuy shall take all reasonable steps to prevent such occurrences by said Distributor.

3.  MUTUAL COOPERATION

    3.1 It is the parties intention to cooperate and communicate regarding the development and marketing of the Products. The parties agree to make reasonable efforts to share general information received by either party on the Products and competitive activities.

4.  INTELLECTUAL PROPERTY

    4.1 Any and all technology and intellectual property developed by Oratec used in development or manufacture of a Product shall be the property of Oratec. Oratec shall have sole responsibility for filing and maintaining any and all patents and patent applications which address or cover its Products.
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5.  ORATEC'S COVENANTS

    5.1 Oratec hereby agrees to supply the Products to DePuy in accordance with the terms set forth in this Agreement.

    5.2 Oratec will work actively to make available in sufficient quantities Products that meet mutually agreed upon specifications to meet DePuy's requirements; provided that, shipment of all orders by Oratec shall be on a "first in, first out" inventory basis, and may be subject to delays due to transportation difficulties, government regulations, inability to obtain new materials, and other circumstances beyond Oratec's control.

    5.3 Oratec will extend technical assistance to DePuy as DesPuy may reasonably request to assist in the marketing and sale of the Products at periodic intervals to be agreed upon by Oratec and DePuy. The parties will agree upon a mutually acceptable technical training program.

    5.4 Oratec will provide training to the DePuy sales force on the proper use of the Products at times and places mutually agreed upon by the parties throughout the duration of this Agreement.

    5.5 Oratec will use commercially reasonable efforts to obtain FDA approval, including 510(k) approval, ISO 9000 Certification and obtain CE marking(s) for each Product prior to the sale to DePuy of such Product.

    5.6 Oratec agrees to cooperate with DePuy and supply DePuy with any information required by DePuy to allow DePuy to respond to or comply with any inquiry or regulation from any foreign government agency regarding the use, marketing, sales or distribution of Products.

    5.7 Oratec will as soon as possible after receipt of notice advise DePuy of any claim, complaint, suit or action involving any Product sold by DePuy or involving DePuy's marketing, sale or distribution of the Products if such claim, complaint, suit or action relates to a Product performance issue or could have a potential adverse impact on DePuy.

    5.8 Oratec shall sell DePuy a reasonable number of demonstration samples of Products at the cost specified in Appendix B, for use by the DePuy sales force for customer presentations, for presentations at seminars, meetings, conventions and the like. The samples will be marked "For demonstration only, not for human use."

6.  ORATEC'S REPRESENTATIONS AND WARRANTIES

    6.1 Oratec shall have full title and full right to manufacture all Products sold to DePuy hereunder.
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    6.2  Oratec represents and warrants that to the best of Oratec's knowledge, as of the date of this Agreement, the distribution, marketing, promotion and sale of Products by DePuy will not infringe any patents held by persons who are not parties to this Agreement.

    6.3 To Oratec's knowledge, there are no licenses or other agreements relating to the Products that would affect Oratec's ability to manufacture and deliver the Products or substantially equivalent products and none are contemplated or anticipated by Oratec, except for an agreement now in place with Oratec's vendor for generators.

    6.4 All necessary governmental approvals required by the federal, state and/or local governments of the United States for the Products will have been obtained by Oratec prior to the sale of the Products to or by DePuy, and will be obtained by Oratec should the need arise in the future.

    6.5 To Oratec's knowledge, all Products comprising each shipment or other delivery made to DePuy are and, at all times, will be as of the date of such shipment or delivery, in compliance with all applicable United States laws, as well as all regulations, rules, declarations, interpretations and orders issued thereunder.

    6.6 To Oratec's knowledge, no Product is in violation of any United States law, statute, executive order or regulation regarding packaging, labeling, manufacturing, distribution, or sale. Oratec shall use commercially reasonable efforts to comply with any applicable foreign law, statute, executive order or regulation regarding, packaging, labeling, manufacturing, distribution, or sale made known to Oratec.

    6.7 Oratec has no pre-existing distribution or other arrangements concerning the Products in any country located within the Territory that would affect DePuy's ability to sell the Products in the Territory or DePuy's right to select and appoint Distributors or affiliates to sell the Products in the Territory.

7.  PACKAGING AND LABELING

    7.1 DePuy will use the Oratec trademark in marketing the Products unless prohibited by law or regulation. DePuy will acknowledge Oratec and its patent pending or patented technology in Product promotional materials. DePuy shall not modify any Oratec trademark in any way without Oratec's prior written approval or use any Oratec trademark with any goods or services other than the Products.

    7.2 During the term of this Agreement, the parties may, at their option, indicate on signs, advertising, publicity, or other sales, marketing, or promotional media or materials that DePuy is the authorized dealer or distributor of the Products for spine applications. Neither party shall otherwise use the other party's name, trademarks, service marks, trade names, commercial symbols or logos without having received the other party's prior written approval.

    7.3 Upon termination of this Agreement, each party's license in or right to use the other party's name, trademarks, services marks, trade names, commercial symbols or logos shall terminate, except that DePuy shall have the right to continue such use with respect to any inventory of Products not purchased by Oratec as provided by Section 20.1.

    7.4 Oratec will provide the Products to DePuy sterile and in standard packaging. In the event that Oratec's sterilization processes or standard product packaging is unacceptable to any regulatory or government agency, Oratec shall modify its sterilization processes and/or standard product packaging to comply with the requirements of such regulatory or government agency. The parties shall evaluate the costs associated with any such required modifications by country, comparing the country sales forecast with extraordinary costs that Oratec would have to incur.

8.  DEPUY'S COVENANTS

    8.1 DePuy hereby agrees to sell the Products through its marketing and sales distribution network comprised of independent sales representatives (the "Distributors"), through employees who specialize in geographical regions or in designated professional fields, or through affiliated companies, provided that any such affiliated company is not a competitor of Oratec. DePuy shall have the right to select and appoint all Distributors and affiliates to market and sell the Products in the Territory. While DePuy has exclusive distribution rights in the Territory under this Agreement, DePuy will obtain the Products for sale in the Territory only from Oratec.

    8.2 Depuy will actively promote the Products and will provide its Distributors and employees with the following:

         1.  Product samples
         2.  Appropriate training related to Products
         3. Exposure of Products at appropriate training courses and conventions

    8.3 Provided the Products are available in adequate quantities, DePuy will work to market the Products by including them as important promotional Products for its Distributors in 1999 and 2000. For purposes of this
         Section 8.3, adequate quantities shall mean Product quantities necessary to support DePuy's sales forecasts for the Products. DePuy will provide to Oratec an initial forecast of sales for a one year period for such Products. When the parties agree to develop and market a Product not included in the original list of Products in Appendix A, DePuy will provide Oratec with a sales forecast for that Product within 30 days of the date a Product is available for sale and marketing. All such forecasts will be updated on a quarterly basis. Thereafter, DePuy will provide Oratec on the last day of October of each year during the duration of this Agreement, with a forecast for each forthcoming contract year for all Products sold by DePuy at that time in order to properly provide for all accounts, insure prompt service to customers and avoid out-of-stock conditions. Forecasts shall be provided on a country basis when it may be necessary to reduce minimums due to late regulatory approvals and/or mutual decisions not to market in a particular country.

    8.4 DePuy will show the Products at major meetings in 1999 and 2000 and will be responsible for all costs of exhibiting at such major meetings as well as local conventions and trade shows unless otherwise agreed by Oratec prior to such meeting, convention or trade show.

    8.5 DePuy will take reasonable and necessary steps to provide that DePuy's marketing, sale and distribution of the Products complies with applicable government regulations throughout the Territory and will provide reasonable assistance to Oratec as Oratec may reasonably request to allow Oratec to comply with regulatory requirements of government agencies throughout the Territory regarding the use, sale and distribution of the Products.

    8.6 DePuy shall, as soon as possible after receipt of notice, advise Oratec of any claim, suit, or other action regarding any of the Products sold by DePuy.

    8.7 DePuy will prepare and submit import licenses, registrations or other listings and regulatory approvals for the sale and import of the Products in countries within the Territory. DePuy may use its system of independent companies and Distributors throughout the Territory to assist in obtaining import licenses and/or approvals. DePuy will obtain necessary certifications for the Products where required. Upon any termination of this Agreement other than for a material breach by Oratec which remains uncured by Oratec for more than forty-five (45) days after receipt of written notice from DePuy, DePuy shall transfer all import licenses, registrations, listings and regulatory approvals for the sale and import of the Products to Oratec, provided that Oratec reimburses DePuy at the time of transfer for the cost to DePuy to obtain and maintain all such import licenses, registrations, listings and regulatory approvals. Any such transfer shall take place immediately upon receipt of the foregoing payment and Oratec's contractual commitment to buy back all inventory of Products maintained by DePuy, its affiliates or its Distributors. DePuy makes no representation or warranty regarding the transferability of any of the foregoing licenses, registrations, listings, and approvals.

    8.8 DePuy will provide proposed Product literature to Oratec for approval of the content of Product marketing claims. Oratec will respond to DePuy's request for Product literature approval within ten (10) working days.

    8.9 DePuy will provide required multilingual labeling to Oratec for placement on the Product packaging during manufacture.

9.  PRICES

    9.1 Initial Prices for the Products shall be as set forth on Appendix B. Prices for all Products will be based on a transfer price (as hereinafter defined) that allows DePuy, for the duration of this Agreement and any extension thereof, to receive a gross margin of at least ***, as exemplified in Appendix B. Transfer price shall mean the price charged to DePuy by Oratec for the Products. Oratec shall give DePuy at least six (6) months prior written notice of any price increase. During the first nine (9) months that this Agreement is in effect, Oratec shall provide probes to DePuy at *** for each probe and catheters to DePuy at *** for each catheter. The transfer price will then be revised to reflect a *** gross margin if the average end user selling price equals or exceeds *** per probe and *** per spine catheter. The limit on the probe and spine catheter transfer prices will be set at *** and ***, respectively.

    9.2 DePuy retains the right to select its customers and to sell the Products at such prices and on such terms and conditions as it may elect. DePuy intends to market the Products at competitive pricing that produces maximum revenues, but DePuy shall retain the right to sell the Products at a discount where DePuy, in its sole discretion, deems it necessary.

10. CLINICAL TRIALS

    10.1 In the event that a limited clinical trial or similar testing of any Product is required to obtain governmental approval outside the Untied States before sale and use of the Product, the parties will conduct such trial(s) jointly. DePuy will coordinate the trials through surgeons and other medical personnel and health care providers.
          Oratec will provide reusable and disposable products for such trials at no costs to DePuy. However, any reuseable and disposable products such as generators, needle benders, cables, etc. will remain the property of Oratec and will be returned to Oratec when the need for the products has ended. Should extensive clinical trials be required for a Product outside the United States, the parties will determine a mutually acceptable plan which will include financial incentives to DePuy regarding such extensive clinical trials.

11. ORDERING

    11.1 All forecasts shall be non-binding. Notwithstanding any forecast made by DePuy, DePuy shall place firm written purchase orders identifying the Products ordered and requested delivery date(s) with Oratec on DePuy purchase order forms with at least 90 days lead time to allow Oratec to optimize inventory and production

   ***    Confidential treatment requested.
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          patterns.  Oratec will ship Product pursuant to such purchase orders within ninety (90) days of the receipt by Oratec of such purchase order.

    11.2 DePuy will have *** purchase requirements in 1999 ***. Oratec and DePuy will agree upon minimum purchase requirements for the year 2000 by October 31, 1999. If annual minimum purchase requirements for the year 2000 are not agreed to by October 31, 1999, the parties shall engage a mutually acceptable third party to consult with them to develop an acceptable compromise. Should the parties be unable to select a mutually acceptable third party to develop an acceptable compromise, the parties shall engage in arbitration as provided in
          Section 11.4. Minimum purchase requirements for subsequent years that the Agreement is in effect will be established in the same manner. DePuy shall have no obligation to purchase the minimum purchase requirements, provided that failure to do so shall trigger the rights provided to Oratec in Section 11.3. DePuy will generate a purchase order for samples and demo equipment within 30 days of the effective date of this Agreement. In the event that regulatory approvals required to market and sell the Products in any country located within the Territory are not secured or are delayed, minimum purchase requirements for the Products shall be appropriately reduced.

    11.3 Beginning with the year 2000 and for any subsequent year this Agreement is in effect, provided that Oratec has supplied adequate quantities of Products that meet Specifications, if less than *** of the mutually agreed upon annual minimum purchase requirement for all Products is not achieved by DePuy by the end of any applicable year, DePuy's exclusive distribution rights under this Agreement may become non-exclusive at Oratec's option, written notice of which must be received by DePuy prior to November 1st of such year. Upon receipt of such written notice, DePuy may make up any shortfall in the minimum purchase requirement through a purchase of Products (the "Shortfall Purchase") by issuing a purchase order by December 1st of such year, specifying delivery by December 31st or as soon as possible thereafter. If DePuy makes this Shortfall Purchase, DePuy shall retain its exclusive distribution rights. If DePuy does not make the Shortfall Purchase, DePuy's exclusive distribution rights, may, at Oratec's option, become non-exclusive. If the Shortfall Purchase is not made, and if at least *** of the mutually agreed upon annual minimum purchase requirement for all Products is not achieved by DePuy in the next consecutive year this Agreement is in effect, and DePuy does not make a Shortfall Purchase in that next consecutive year, Oratec may, upon written notice to DePuy received within sixty (60) days after the end of such year, terminate this Agreement. In any event, the mutually agreed upon annual minimum purchase requirement for any year this Agreement is in effect will be considered to be met if at least *** of such minimum purchase requirement has been met by DePuy.

   ***    Confidential treatment requested.
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    11.4  All disputes, controversies, or differences arising between the parties hereto, out of, or in relation to, or in connection with, minimum purchase requirements which cannot be settled amicably by the parties shall be resolved by arbitration under the Rules of Procedure of the American Arbitration Association (the "Rules") then prevailing arbitration shall be by a single arbitrator chosen by the parties, provided that if the parties fail to agree and to appoint such single arbitrator within thirty (30) days after demand for arbitration, the arbitrator shall be chosen in accordance with the Rules. The decision of the arbitrator shall be final and binding on the parties with respect to minimum purchase requirements.

12. PAYMENT

    12.1 Depuy shall be responsible for the collection of all amounts due from customers for the Products. DePuy shall pay for its purchases of Products (except for those Products returned pursuant to Section
          15) within *** days of its receipt of the specific Products. A late penalty of *** or the maximum rate permitted by law shall be levied on outstanding balances for every month extending beyond the *** day payment period beginning with the *** day. DePuy shall be responsible for the payment of all taxes arising from the purchase and sale of the Products by DePuy except for taxes on the income of Oratec. These taxes include import duties, forwarding taxes, value added taxes and any similar taxes imposed by the jurisdictions in which the Products are sold.

13. SHIPPING

    13.1 Oratec shall deliver Products directly to DePuy via common or contract carrier. All costs of transportation and shipping to DePuy's facilities in Cleveland, Ohio, Warsaw, Indiana, Raynham, Massachusetts, or Leeds, England will be paid by DePuy. Title to shall transfer and risk of loss of the Products shall pass to DePuy upon DePuy's receipt of the Products. Notwithstanding the foregoing, any fees to expedite shipments to DePuy at DePuy's request will be borne by DePuy, unless the need for expedited shipment was due to Oratec's failure to deliver promised quantities on time.

14. WARRANTY

    14.1 Oratec represents and warrants to DePuy that all Products supplied in connection with this Agreement shall be of merchantable quality, free from defects in material and workmanship and shall be manufactured and provided in accordance and conformity with the Specifications and in compliance with this Agreement.

    14.2 DePuy may return non-conforming and/or defective Products, including Products which malfunction or fail to operate, or bear a sterilization date at the time of

   ***    Confidential treatment requested.
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          receipt by DePuy that is more than sixty (60) days old, to Oratec.
          Oratec shall replace or repair such nonconforming and/or defective Products at no cost to DePuy or the customer. Replacement of such non-conforming and/or defective Products includes payment of DePuy's reasonable shipping costs, both from and to Oratec. Oratec shall replace or repair such non-conforming and/or defective Products promptly provided that the non-conformance or defect was caused by Oratec. Oratec shall have no obligation to replace or repair Product adulterated, misused or repackaged by another party without the previous written approval of Oratec.

    14.3 NEITHER PARTY SHALL HAVE ANY LIABILITY TO EACH OTHER OR TO ANY THIRD PARTY FOR ANY PUNITIVE, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, OR THE MANUFACTURE, SALE SUPPLY, DISTRIBUTION, MARKETING, ORDERING OR DELIVERY OF THE PRODUCTS, INCLUDING BY WAY OF EXAMPLE AND NOT BY WAY OF LIMITATION, ANY DAMAGES, EXPENSES OR LOSSES INCURRED BY REASON OF LOST REVENUES, LOST PROFITS, COSTS OF SUBSTITUTE PRODUCTS, AND ANY SIMILAR AND DISSIMILAR DAMAGES, EXPENSES OR LOSSES EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, EXPENSES OR LOSSES. NOTWITHSTANDING THE ABOVE, NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED TO LIMIT EITHER OF THE PARTIES' LIABILITY FOR DAMAGES OR PERSONAL INJURIES, INCLUDING PROPERTY DAMAGE AND DEATH, SUFFERED BY ANY THIRD PARTY AS A RESULT OF ACTIONS OR OMISSIONS OF SUCH PARTY.

LEGAL RELATIONSHIP AND INDEMNIFICATION

    15.1 DePuy is an independent contractor and the relationship between Oratec and DePuy is that of Vendor and Vendee. Nothing herein is intended or shall be construed, either express or implied, to authorize either party to create or assume any liability or obligation of any kind for or on behalf of the other party. Neither party will be considered or will represent itself as the agent or legal representative of the other party for any purpose whatsoever.

    15.2 The parties hereto are each responsible for their own acts, alleged acts or omissions and respectively agree to protect, indemnify, defend and hold harmless each other and any affiliate from and against any and all claims, losses, demands and liabilities, including attorneys' fees and court costs, which may arise therefrom.

    15.3 Notwithstanding anything in this Agreement to the contrary, Oratec agrees to indemnify and hold harmless DePuy from any loss, claim or judgment, including reasonable costs and expenses of defending same, arising out of bodily injury, property damage or any other damage or injury which is caused by any defect in the design, material, or manufacture of a Product, but excluding any oral or written statements or representations by DePuy or its distributors or employees concerning the Products inconsistent with Oratec's training or literature. Oratec shall have control of the defense of any litigation arising out of alleged defect in the design, material or manufacture of a Product and DePuy agrees to cooperate with Oratec in such defense.

    15.4 DePuy agrees to indemnify and hold harmless Oratec from any loss, claim or judgment, including reasonable costs and expenses of defending same, arising out of any bodily injury caused by any negligent or intentional misrepresentation concerning the Products by DePuy or its sales employees inconsistent with Oratec's training or literature, to the extent that Oratec is damaged due to such negligent or intentional misrepresentation.

    15.5 Should any person assert a claim against DePuy based on the alleged infringement of a patent or other protected intellectual property right related to a Product, Oratec agrees to indemnify and hold harmless DePuy from and against any and all losses, claims, or judgments, including reasonable costs and expenses of defending same, arising directly or indirectly from any such claims of infringement of patents or other protected intellectual property rights.

    15.6 Oratec has or will have prior to the sale of the Products by DePuy and will maintain at all times while this Agreement is in effect, a product liability insurance policy providing at least *** dollars (***) coverage per occurrence and *** dollars (***) aggregate coverage per policy year, which policy shall either name DePuy as insured or shall, by endorsement or otherwise, provide such coverage to DePuy for any claim arising out of the sale of any Product by DePuy. Oratec shall furnish DePuy with acceptable certificates evidencing such insurance coverage prior to the release of any Products for clinical studies or evaluation. Such insurance certificates shall contain a provision that a thirty (30) day advance written notice will be given to DePuy prior to any material change or cancellation of such insurance.

16. ASSIGNMENT AND SALE OF INTERESTS

    16.1 Neither party shall have the right to assign this Agreement without the other's prior written consent, except that either party may assign its obligations hereunder to an entity under common control with, controlled by or which controls the assigning party. Notwithstanding the foregoing, DePuy agrees that it will not assign its obligations hereunder to any such entity that competes with Oratec.

    16.2 In the event that Oratec should desire to sell all or any part of its interests

   ***    Confidential treatment requested.

          in the Products or any one of them or a majority of or all of the stock and/or assets of Oratec, Oratec shall notify DePuy in writing of such desire. DePuy will have thirty (30) days after receipt of such written notice to make an offer for such interests, stock or assets or any part thereof. During such thirty (30) day period, Oratec will not sell any interests, stock or assets without seriously considering an offer from DePuy. This thirty (30) day period does not constitute a right of first refusal but rather an equal opportunity to purchase such interests in the Products, a majority of Oratec's stock and/or assets. The foregoing provision shall not apply if, at the time of such sale, Oratec's securities are publicly traded.

    16.3 If the sale of Oratec's interests in any Products and/or a majority of it stock and/or assets would result in this Agreement being assigned to a competitor of DePuy, DePuy may, at its sole option, continue under the terms of this Agreement for a period of *** after such assignment or sale. If the sale of Oratec's interests in any Products and/or a majority of its stock and/or assets would result in this Agreement being assigned to a third party other than a competitor of DePuy, DePuy may, at its sole option, continue under the terms of this Agreement for a period of *** after such assignment or sale. Following the expiration of such *** or *** month period, the Agreement shall terminate.

17. CONFIDENTIALITY

    17.1 Each party will keep confidential and not disclose to any third party, without the prior written consent of the disclosing party, any information received from the other party, including, without limitation, the technology, capabilities, business plans, operations, and personnel of the other party (the "Confidential Information"). Confidential Information shall not include: (a) information which is or later becomes generally available to the public by use, publication or the like, by a party other than the party receiving the Confidential Information pursuant to the Agreement; (b) is obtained by a party on a non-confidential basis from a third party; (c) is in the possession of the receiving party prior to its disclosure, as is evidenced by written record; or (d) is required by law to be disclosed. The obligation of this Section 17 shall continue for a period of three (3) years from the date of termination of this Agreement.

18. APPLICABLE LAW

    18.1 Any controversy or claim relating to this Agreement, or its breach, or to the relationship created by this Agreement, shall be resolved through legal proceedings initiated in the United States District Court for the Northern District of California. The laws of the State of California shall control as to all such matters. The parties waive the right to trial by jury, the right to seek or collect

   ***    Confidential treatment requested.

          punitive or exemplary damages, and any claim of consequential damages. If any portion of this Agreement itself is contrary to law, or declared invalid or unenforceable by a court of competent jurisdiction, the remaining provisions shall remain valid and enforceable. The parties shall consult and use reasonable efforts to agree upon a valid and enforceable provision as a reasonable substitute for such provision in the light of the intent of this Agreement.

19. TERMINATION OF AGREEMENT

    19.1 The initial term of this Agreement shall be five years from the date first written above. Thereafter, this Agreement will renew for successive periods of one (1) year each. This Agreement may be terminated during either the initial term or the renewal term in accord with the provisions of Sections 19.2, 19.3, 19.4 or 19.5.

    19.2 This Agreement will be automatically terminated if a party files a voluntary petition for bankruptcy or reorganization, is the subject of an involuntary petition for bankruptcy, has its affairs placed in the hands of a receiver, enters into a composition for the benefit of creditors, or is deemed insolvent by a court of competent jurisdiction.

    19.3 This Agreement may also be terminated if a party is in material breach of this Agreement provided the non-breaching party has provided at least forty-five (45) days prior written notice and such breach has not been cured within said forty-five (45) days.

    19.4 This Agreement may be terminated by DePuy upon 180 days' prior written notice to Oratec. Should DePuy provide such written notice of termination to Oratec, DePuy's distribution rights hereunder shall become non-exclusive during such 180 day period.

    19.5 This Agreement may also be terminated in accordance with the provisions of Article 11.3.

    19.6 This Agreement may be terminated by Oratec at the end of the initial term upon 180 days' prior written notice to DePuy, which termination shall take effect at the end of such 180 day period.

20  OBLIGATIONS UPON TERMINATION

    20.1 Upon termination or non-renewal of this Agreement by Oratec, DePuy will return all unsold saleable Products in its possession and will use commercially reasonable efforts to retrieve unsold saleable Products from its distributors. DePuy agrees not to market Oratec Products beyond *** days following

   ***    Confidential treatment requested.

          termination of this Agreement. Oratec will reimburse DePuy for such inventory in the following manner:

               Sealed, sterile disposable Product:  DePuy cost
               Unused generators and equipment:     DePuy cost
               Demo generators and equipment:       Not reimbursable

          Oratec will pay inventory-shipping costs unless DePuy initiates Agreement termination.

    20.2 In the event of termination, DePuy may, at its sole option, decide to make its customer listing available to Oratec.

21. COMPLETE AGREEMENT

    21.1 This Agreement constitutes the entire agreement between DePuy and Oratec. No modifications of this Agreement shall be binding on either party unless made in writing and signed by both parties, and this Agreement supersedes and cancels any and all previous contracts, arrangements or understandings that may have existed or may exist between the parties, whether written or verbal. There are no understandings, representations or warranties of any such kind, expressed or implied, that are not expressly set forth herein. The language of this Agreement shall for all purposes be construed as a whole, according to its fair meaning, not strictly for or against either party, and without regard to identity or status of any person who drafted all or any part of it.

22. NOTICES

    22.1 All notices required under this Agreement shall be sent registered mail, return receipt requested, or by other means of verified delivery, or by personal delivery, as follows:

          If to Oratec:          Oratec Interventions, Inc.
                                 3700 Haven Court
                                 Menlo Park, CA  94025
                                 Attn:  President

          If to DePuy:           DePuy AcroMed, Inc.
                                 3303 Carnegie Ave.
                                 Cleveland, OH  44115
                                 Attn:  President

          With a copy to:        DePuy AcroMed, Inc.
                                 325 Paramount Drive
                                 Raynham, MA  02767
                                 Attn:  President

          Either party may change its address for notice purposes by notifying the other party of such change of address, such notice to be as required herein. Notice is effective when actually received by the addressee or when the addressee refuses delivery, or is sent by Registered Mail, Return Receipt Requested, on the fifteen (15th) day following deposit. If sent by facsimile, notice shall be deemed effective when sender receives confirmation of receipt.

23. MISCELLANEOUS

    23.1 Notwithstanding any other provision in this Agreement, the parties agree that Sections 4.1, 5.6, 5.7, 7.3, 8.6, 12, 14, 15, 16, 17, 18,
          19, and 20 shall survive the termination of this Agreement.

    23.2 DePuy may not customize, modify or have customized or modified any Product. In the event that DePuy should receive a request from a customer or other party for a customized or modified Product, such request shall be forwarded to Oratec who will solely be responsible for response and/or customization or modification of the Product.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date and year first written.


Oratec Interventions, Inc.          DePuy AcroMed, Inc.

Date: March 30, 1999                Date:  April 1, 1999
     ------------------------             -----------------------

Appendix A.

Item Number                                                    Name / Description
----------------------------------------------   -----------------------------------------------

902002                                           SpineCATH Intradiscal Catheter
                                                 Flexible Intradiscal Catheter specifically
                                                 designed to provide precise hearing over a
                                                 broad intradiscal surface.  (IDET Procedure)

902003                                           ORAflex ElectroThermal Probe
                                                 Unique RF probe featuring a deflectable rip
                                                 for improved posterior access in thermal
                                                 endoscopic herniated disk treatment.

805017                                           ORA 50 S ElectroThermal Spine System Generator
                                                 Designed specifically for spinal procedures,
                                                 the ORA 50 S provides the needed RF output for
                                                 the SpineCATH and ORAflex products.  Includes
                                                 foot pedal and power cord.

902004                                           Needle Introducer (Box of 5)
                                                 For use with the SpineCATH Intradiscal
                                                 Catheter, the 17 gauge needle provides
                                                 minimally invasive access to the internal disc.

802004                                           Needle Bender
                                                 Instrument designed for contouring of the
                                                 Introducer Needle.

805016                                           ElectroThermal System Extension Cable
                                                 Featuring a universal 4 pin connector, the
                                                 Extension cable links either the ORAflex probe
                                                 or the Intradiscal Catheter to the generator.

805012/19                                        Indifferent Electrode Pad
                                                 Grounding pad for monopolar applications
                                                 (ORAflex).

805011/13                                        Indifferent Electrode Adapter
                                                 Plug adapter to facilitate attachment of
                                                 various indifferent electrodes.

DePuy Transfer Spine Products Pricing Schedule




Initial Pricing                                        Transfer Price   Demo Price
----------------------------------------------------   --------------   ----------

                  SpineCATH(TM)                         ***              ***

                    ORAflex(TM)                         ***              ***

             SpineCATH Needles                          ***              ***

                     (box of 5)

         Electro Thermal Spine                          ***              ***

                     Generator

                   Probe Cable                          ***              ***


***  Confidential treatment requested.